UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2026

Date of Report (Date of earliest event reported)

Truist Financial Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

214 North Tryon Street Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

(844) 487-8478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary shares, each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After more than 40 years of exceptional leadership and service to Truist Financial Corporation (the “Corporation”) and Truist Bank (the “Bank”), William H. Rogers, Jr. will retire as Chief Executive Officer (“CEO”) and President of the Corporation and the Bank effective on September 1, 2026 (the “Transition Date”). Mr. Rogers will serve as Executive Chair of the Corporation and the Bank and continue to serve as a member of the Boards of Directors of the Corporation and the Bank (the “Boards”) from the Transition Date through the Corporation’s annual meeting of shareholders in 2027 (the “Retirement Date”).

Michael P. Lyons will be appointed to serve as CEO and President of the Corporation and the Bank and as a member of the Boards effective on the Transition Date. Mr. Lyons, age 55, most recently served as chief executive officer and a member of the board of directors of Fiserv, Inc. from May 2025 to June 2026 after serving as president and chief executive officer-elect from January 2025 to May 2025. Before that role, he served as president of The PNC Financial Services Group, Inc. and its wholly owned subsidiary, PNC Bank, National Association, from February 2024 to January 2025 after serving as executive vice president and head of corporate and institutional banking beginning in October 2011. From May 2010 to October 2011, he served as head of corporate development and strategic planning at Bank of America.

Mr. Lyons has no family relationships with any director or executive officer of the Corporation. There are no arrangements or understandings between Mr. Lyons and any other person pursuant to which Mr. Lyons was selected to become the CEO and President of the Corporation and the Bank, and there are no transactions involving Mr. Lyons that would be required to be reported under Item 404(a) of Regulation S-K.

Transition Letter with Mr. Rogers

On June 12, 2026, the Corporation entered into a transition letter with Mr. Rogers (the “Rogers Letter”) setting out the terms and conditions of his transition to Executive Chair and his retirement. Pursuant to the Rogers Letter, Mr. Rogers will continue to receive his current base salary through the end of 2026 and a base salary at an annual rate of $1,000,000 for the portion of 2027 through the Retirement Date. He will continue to be eligible to earn an annual incentive performance (“AIP”) award for 2026 and will be eligible for a prorated AIP award for 2027. If he continues to serve and perform his duties and responsibilities as Executive Chair on the date when 2027 long-term incentive (“LTI”) awards are made to other members of senior executive leadership, he will be granted a 2027 LTI award of $8,500,000, which will be entirely in the form of performance stock units (“PSUs”). His continuing to serve as Executive Chair through the Corporation’s annual meeting of shareholders in 2027 is a material condition to the grant of this LTI award.

Upon Mr. Rogers’s retirement on the Retirement Date, his outstanding equity awards will be treated in accordance with their terms for a termination of employment due to retirement, and his benefits under the Corporation’s retirement plans will be treated in accordance with their terms. In the event Mr. Rogers’s service is terminated prior to the Retirement Date by the Corporation without cause, due to death or permanent disability, or by Mr. Rogers for good reason, this termination will not affect the compensation to be provided under the Rogers Letter.

Offer Letter with Mr. Lyons

On June 12, 2026, the Corporation entered into an offer letter with Mr. Lyons (the “Lyons Letter”) setting out the terms and conditions of his employment. Pursuant to the Lyons Letter, Mr. Lyons’s initial annual base salary will be $1,300,000, and his target AIP award for 2026 will be no less than 325% of this base salary (prorated for 2026 based on the Transition Date). Mr. Lyons will receive an LTI award for 2026 with a target grant-date value of $12,000,000, which will be on the same terms as the LTI awards previously granted to other members of senior executive leadership for 2026—40% PSUs, 35% restricted stock units (“RSUs”), and 25% cash long-term incentive plan (“LTIP”) awards. Mr. Lyons will also be eligible to receive an LTI award for 2027 with a target grant-date value of no less than $12,000,000 at the time LTI awards are granted to other members of senior executive leadership for 2027.

Mr. Lyons will receive replacement awards in consideration of compensation foregone from his prior employer as follows: (a) cash awards of (i) $1,000,000 to be paid as soon as practicable after the Transition Date and (ii) $1,700,000 to be paid in 2027 when AIP awards are regularly paid to senior executive leadership, subject to his continued employment, and (b) LTI awards of (i) RSUs with a grant-date value of $13,200,000, which will vest ratably over three years, (ii) PSUs with an aggregate target grant-date value of $15,000,000, which will be distributed evenly across the 2024-2026, 2025-2027, and 2026-2028 performance periods, and (iii) LTIPs with an aggregate target grant-date value of $9,300,000, which will be distributed evenly across the 2024-2026, 2025-2027, and 2026-2028 performance periods. The LTI awards will be subject to the same terms and conditions of the equivalent awards granted to other members of senior executive leadership.

Mr. Lyons will be eligible to participate in benefits on the same terms as other members of senior executive leadership. In accordance with applicable policies in effect from time to time, he will be provided with corporate security personnel, residential security services, and personal use of corporate aircraft and ground transportation (with a requirement to use corporate aircraft for all business and personal travel).

Mr. Lyons will participate in the Corporation’s Executive Severance Plan, which provides for severance upon an “involuntary termination” by the Corporation without cause or by the participant for good reason, subject to a release of claims, equal to (a) cash severance equal to two times the sum of base salary and annual target bonus, less the amount of base salary paid during any garden leave period and (b) reimbursement of incremental monthly COBRA premium costs for the medical, dental, and vision coverage in place immediately prior to termination for up to 24 months. Upon an involuntary termination that occurs within 24 months following a change in control of the Corporation, Mr. Lyons will be entitled to (a) cash severance equal to three times the sum of his base salary and annual target bonus, less the amount of base salary paid during any garden leave period and (b) reimbursement of incremental monthly COBRA premium costs for the medical, dental, and vision coverage in place immediately prior to termination for up to 36 months. Participation in the Executive Severance Plan in conditioned on acceptance of non-competition and non-solicitation covenants in favor of the Corporation.

The foregoing descriptions of the Rogers Letter and the Lyons Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Rogers Letter and the Lyons Letter, which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

A copy of the press release announcing the transition, dated June 15, 2026, is furnished as Exhibit 99.1. The press release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references Section 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Transition Letter with William H. Rogers, Jr., dated June 12, 2026.

10.2	Offer Letter with Michael P. Lyons, dated June 12, 2026.

99.1	Press Release dated June 15, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Scott Stengel
Name:	Scott Stengel
Title:	Chief Legal Officer

Date: June 15, 2026